Exhibit 99.1

KNIGHT TRADING GROUP TO ACQUIRE DONALDSON & CO.

Cash Deal Places Knight Among Top Soft Dollar and Commission Recapture Providers in U.S. Institutional Market

JERSEY CITY, New Jersey and ATLANTA, Georgia (October 14, 2003) – Knight Trading Group, Inc. (Nasdaq: NITE), a provider of comprehensive trade execution services in cash equities and options to institutions and broker-dealers, today announced that it has agreed to acquire the business of Donaldson & Co. Incorporated, a privately held firm offering soft dollar and commission recapture programs to institutions, in a cash transaction.

“Knight’s acquisition of a leading soft dollar and commission recapture institutional broker is an extension of our continuing strategy to focus all efforts on the needs of our clients, including enhancements to our institutional offering,” said Thomas M. Joyce, Chief Executive Officer and President of Knight Trading Group. “These programs are an integral part of the U.S. investment process and a key element in providing a full array of products and services to institutional clients. Knight determined it was more efficient to buy soft dollar and commission recapture capabilities than to continue building them from the ground-up. We’re simply adding an established business that immediately positions us as one of the top soft dollar and commission recapture providers in the U.S.”

Mr. Joyce continued, “We believe Donaldson & Co. is the ‘best of breed’ in the soft dollar and commission recapture business, with a sterling reputation, strong client relationships with the largest institutional money managers, investment advisors and plan sponsors in the United States and abroad, and a brand built over 19 years. Donaldson also is a great fit with Knight because of its customizable and comprehensive offering without significant overlap with our businesses, its efficient operations, and high standards for client service.”

Donaldson & Co. will be operated as a separate division of Knight Equity Markets, Knight’s over-the-counter market-making subsidiary, and will retain its Atlanta headquarters and brand. Chief Executive Officer John K. Donaldson, 62, who founded the firm in 1984, will remain a consultant. All of the company’s 16 employees will continue to work through the company’s Atlanta office. Joanne Mascellino, 41, President of Donaldson & Co., will report to James P. Smyth, 48, Head of Institutional Soft Dollars and Account Origination for Knight in Jersey City.

“Donaldson & Co. has been courted by buyers over the years, but Knight is the right acquirer at the right time,” Mr. Donaldson said. “I’ve known Tom and Jim for close to a decade. They and the rest of Knight’s leaders share my view that this business is all about trust, relationships and client service. I also admire their progress toward making Knight a long-term player in the institutional marketplace by leveraging the company’s unique position, establishing a client-centric culture, and drawing from a pristine balance sheet. I know I’m leaving the business I founded, and the employees I care so much about, in good hands.”

Financial terms of the transaction were not disclosed. The close of the transaction is subject to receipt of appropriate regulatory approvals, and it is expected to be completed prior to December 31, 2003. The acquisition is expected to be modestly accretive in 2004. The advisers to Knight on the deal were Sandler O’Neill & Partners and Skadden, Arps, Slate, Meagher & Flom LLP.

Donaldson & Co. Incorporated, based in Atlanta, Georgia, is a leader in providing soft dollar and commission recapture programs to the institutional investment community. Donaldson’s soft dollar programs allow institutional investment managers to purchase non-proprietary research and other soft dollar services using commission credits generated through Donaldson’s brokerage network, an alliance of domestic and international trading firms that provides clients flexibility in satisfying their best execution requirements. The company’s commission recapture programs are designed to reduce transaction costs and improve investment performance for corporate plan sponsors, public pension funds, Taft-Hartley funds, endowments and foundations. Since its founding in 1984, Donaldson has earned a sterling reputation for providing superior client service to the largest institutions in the United States and abroad. More information about Donaldson can be obtained at www.dciatlanta.com.

Knight is focused on meeting the needs of institutional and broker-dealer clients by providing comprehensive trade execution services in cash equities and options. A leading execution specialist, Knight offers capital commitment and access to a deep pool of liquidity across the depth and breadth of the market as it strives to provide superior client service. Knight also maintains a $1.3 billion asset management business for institutions and high net worth individuals. More information about Knight can be obtained at www.knighttradinggroup.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission.